Exhibit 99.1

Fortress Reports Third Quarter 2016 Results and Announces Dividend of $0.09 per Share

Fortress Principals Enter Into New Five-Year Employment Agreements

New York, NY. November 3, 2016 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its third quarter 2016 financial results.

FINANCIAL SUMMARY

•	Fortress declared a cash dividend of $0.09 per dividend paying share for the third quarter 2016

•	Management Fee Paying Assets Under Management (“AUM”) of $70.1 billion as of September 30, 2016, down slightly compared to the previous quarter and down 6% compared to September 30, 2015

•	GAAP net income of $58 million, or $0.07 per diluted Class A share, for the third quarter of 2016, compared to a GAAP net loss of $26 million, or $(0.07) per diluted Class A share, for the third quarter of 2015

•	GAAP net income of $16 million, or $0.02 per diluted Class A share, for the first nine months of 2016, compared to GAAP net income of $66 million, or $0.09 per diluted Class A share, for the first nine months of 2015

•	Pre-tax distributable earnings (“DE”) of $90 million, or $0.23 per dividend paying share, for the third quarter of 2016, compared to pre-tax DE of $69 million, or $0.15 per dividend paying share, for the third quarter of 2015

•	Pre-tax DE of $255 million, or $0.64 per dividend paying share, for the first nine months of 2016, compared to pre-tax DE of $261 million, or $0.58 per dividend paying share, for the first nine months of 2015

•	Net cash and investments of $1.1 billion, or $2.75 per dividend paying share, as of September 30, 2016

•	$1.2 billion of gross embedded incentive income across funds and permanent capital vehicles as of September 30, 2016, that has not yet been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.0 billion as of September 30, 2016, including $4.2 billion available for general investment purposes

•	Fortress’s principals, Peter Briger, Wesley Edens and Randal Nardone, entered into new five-year employment agreements, effective as of January 1, 2017

BUSINESS HIGHLIGHTS

•	Raised $833 million of capital across alternative investment businesses during the first nine months of 2016

•	Investment performance summary as of September 30, 2016:

•	Private Equity fund valuations increased 7.5% in the quarter

Note: This release contains certain Non-GAAP financial measures. Fortress urges you to read the “Non-GAAP Information” section below and to review the exhibits in this release for reconciliations of these measures to the comparable GAAP measures.

•	Annualized inception-to-date net IRRs for Credit Opportunities Fund (“FCO”), FCO II and FCO III of 23.5%, 16.1% and 9.8%, respectively

•	Third quarter and year-to-date 2016 net returns of 2.7% and 6.2%, respectively, for the Drawbridge Special Opportunities Fund (“DBSO”) LP

•	All 16 Logan Circle strategies outperformed respective benchmarks in the third quarter

“Fortress had a very solid third quarter, marked by substantial incentive income from our Credit funds, significant valuation gains in our Private Equity funds, and double-digit growth in the value of our balance sheet,” said Fortress CEO Randal Nardone. “With high levels of activity across our businesses, continued growth in embedded value yet to be reflected in earnings, and ample dry powder to invest, we are very optimistic in our outlook for the full year and 2017.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners. The table below summarizes Fortress’s operating results for the three months ended September 30, 2016. The condensed consolidated GAAP statement of operations and balance sheet are presented on pages 12-13 of this press release.

	3Q	2Q	3Q	% Change		YTD	YTD	% Change
	2016	2016	2015	QoQ	YoY	2016	2015	YoY
(in millions, except per share amount)
GAAP
Revenues	$261	$232	$264	13%	(1)%	$725	$799	(9)%
Expenses	225	238	224	(5)%	0%	670	811	(17)%
Other Income (loss)	30	(17)	(62)	N/A	N/A	(27)	95	N/A
Net income (loss)	58	(27)	(26)	N/A	N/A	16	66	(76)%
Net income (loss) attributable to Class A Shareholders	31	(14)	(14)	N/A	N/A	8	24	(66)%

Per diluted share	$0.07	$(0.07)	$(0.07)	N/A	N/A	$0.02	$0.09	(78)%

Weighted average Class A shares outstanding, diluted	390	217	216			390	222

Distributable Earnings
Fund management DE	$88	$98	$67	(10)%	31%	$249	$251	(1)%
Pre-tax DE	90	101	69	(11)%	30%	255	261	(2)%

Per dividend paying share/unit	$0.23	$0.26	$0.15	(12)%	53%	$0.64	$0.58	10%

Weighted average dividend paying shares and units outstanding	394	394	454			396	453

Assets Under Management
Private Equity and Permanent Capital	$13,917	$13,284	$16,091	5%	(14)%	$13,917	$16,091	(14)%
Credit[1]	18,287	18,209	17,426	0%	5%	18,287	17,426	5%
Liquid Markets[2]	4,541	4,622	7,367	(2)%	(38)%	4,541	7,367	(38)%
Logan Circle	33,386	34,080	33,446	(2)%	0%	33,386	33,446	0%

Total Assets Under Management	$70,131	$70,195	$74,330	0%	(6)%	$70,131	$74,330	(6)%

[1]	The Assets Under Management presented for Credit includes $1,838 million of AUM related to co-managed funds as of 3Q 2016.
[2]	The Assets Under Management presented for Liquid Markets includes $4,240 million of AUM related to the Affiliated Manager as of 3Q 2016.

GAAP RESULTS

Fortress recorded GAAP net income of $58 million, or $0.07 per diluted Class A share, for the third quarter of 2016, compared to a GAAP net loss of $26 million, or $(0.07) per diluted Class A share, for the third quarter of 2015. Our diluted earnings per share includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units to Class A shares in periods when the effect is dilutive.

The year-over-year increase in Fortress’s third quarter 2016 GAAP net income was primarily driven by a $92 million increase other income, partially offset by a $3 million decrease in revenues and a $1 million increase in expenses.

Other income in the third quarter of 2016 totaled $30 million, up from a loss of $62 million in the third quarter of 2015. The year-over-year increase was principally related to a net increase in earnings from equity method investees, primarily with respect to our investments in the Private Equity Funds, Credit PE Funds and Credit Hedge Funds, and net increases in the fair value of options and common stock held in our Permanent Capital Vehicles.

The $3 million decrease in revenues was primarily attributable to lower management fees and expense reimbursement, partially offset by an increase in other revenues. The decrease in management fees was primarily related to the closing of the Fortress Macro Funds and related managed accounts during the fourth quarter of 2015 and lower management fees from certain of our Private Equity Funds as a result of decreases in their average AUM. These decreases were partially offset by an increase from the Credit PE Funds as a result of an increase in average AUM, an increase related to permanent capital vehicle options granted to Fortress during the quarter and an increase related to the management of the JP Funds which began in the first quarter of 2016. The decrease in expense reimbursements was primarily related to a decrease in operating expenses eligible for reimbursement from our funds, primarily related to the closing of the Fortress Macro Funds and related managed accounts.

The $1 million increase in expenses was primarily related to higher compensation and benefits and interest expense, partially offset by lower general, administrative and other expenses (including depreciation and amortization).

SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle. Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of September 30, 2016
		Private Equity		Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds	Liquid Hedge Funds	Logan Circle Partners
Assets Under Management[3]	$70,131	$7,071	$6,846	$8,804	$9,483	$4,541	$33,386
Dry Powder	$7,000	$597	$—	$333	$6,070	N/A	N/A
Average Management Fee Rate[4]		1.2%	1.5%	2.0%	1.3%	1.2%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[5]	$22,349	$1,870	$3,978	$5,923	$10,484	$—	$94
Undistributed Incentive Income: Unrecognized	$1,193	$210	$26	$61	$894	$2	$—
Undistributed Incentive Income: Recognized	65	—	—	65	—	—	—

Undistributed Incentive Income[6]	$1,258	$210	$26	$126	$894	$2	$—

	Three Months Ended September 30, 2016
		Private Equity		Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds	Liquid Hedge Funds	Logan Circle Partners
Third-Party Capital Raised	$399	$—	$279	$—	$120	$—	$—

Segment Revenues
Management fees	$136	$21	$28	$39	$32	$1	$15
Incentive income	113	—	10	44	59	—	—

Total	249	21	38	83	91	1	15
Segment Expenses
Operating expenses	(104)	(8)	(17)	(25)	(34)	(7)	(13)
Profit sharing compensation expenses	(50)	—	(5)	(16)	(29)	—	—

Total	(154)	(8)	(22)	(41)	(63)	(7)	(13)
Earnings From Affiliated Manager	3	—	—	—	—	3	—
Principal Performance Payments	(10)	—	(2)	(8)	—	—	—

Fund Management DE	$88	$13	$14	$34	$28	$(3)	$2

Net Investment Income[7]	2	—	—	2	4	(2)	—

Pre-tax Distributable Earnings	$90	$13	$14	$36	$32	$(5)	$2

[3]	The Assets Under Management presented for the Credit Hedge Funds includes $1,838 million related to co-managed funds and $821 million related to the third party originated JP Funds and Value Recovery Funds. The Assets Under Management presented for the Liquid Hedge Funds includes $4,240 million related to the Affiliated Manager.
[4]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the co-managed funds and third-party originated JP Funds and Value Recovery Funds (see footnote 3 above). The Average Management Fee Rate presented for the Liquid Hedge Funds excludes the Affiliated Manager.
[5]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Credit Hedge Funds excludes co-managed funds, certain third party originated funds and sidepocket investments and for Liquid Hedge Funds, excludes the Affiliated Manager and sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for a certain FCO Managed Account in its investment period and a portion of MSR Opportunities Fund II A and Long Dated Value Fund I, whose capital was above the incentive income threshold as of September 30, 2016), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[6]	Undistributed Incentive Income - Recognized represents the results of the main fund investments for the Credit Hedge Funds including the impact of realized gains and losses and unrealized losses on sidepocket investments. Undistributed Incentive Income - Unrecognized represents the results of the Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments which have not been recognized in Distributable Earnings and will be recognized when realized. The Undistributed Incentive Income presented for the Credit Hedge Funds excludes co-managed funds and certain third party originated funds and for Liquid Hedge Funds, excludes the Affiliated Manager. Undistributed Incentive Income for Credit PE Funds includes $16 million of unrealized losses that would have reduced Distributable Earnings if Fortress had settled Japanese Yen foreign exchange derivative contracts used to economically hedge estimated future incentive income it had outstanding as of September 30, 2016. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their September 30, 2016 closing price.
[7]	Net Investment Income includes Unallocated Expenses of $2 million.

Pre-tax DE was $90 million in the third quarter of 2016, up 30% from $69 million in the third quarter of 2015, primarily due to higher incentive income and lower operating expenses, partially offset by lower management fees and higher profit sharing compensation expenses.

Management fees were $136 million in the third quarter of 2016, down from $151 million in the third quarter of 2015. The decrease was primarily due to lower management fees from the Liquid Hedge Funds and Private Equity Funds, partially offset by higher management fees from the Credit PE Funds, Credit Hedge Funds, Permanent Capital Vehicles and Logan Circle.

Incentive income in the third quarter of 2016 totaled $113 million, up from $70 million in the third quarter of 2015. The year-over-year increase was primarily due to higher incentive income from the Credit Hedge Funds and Permanent Capital Vehicles, partially offset by lower incentive income from the Credit PE Funds.

Earnings from Affiliated Manager totaled $3 million in the third quarter of 2016, up from $2 million in the third quarter of 2015.

Additionally, Fortress had $1.2 billion in gross undistributed, unrecognized incentive income based on investment valuations as of September 30, 2016. This includes nearly $1.2 billion from our funds and $26 million from options and common shares in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of September 30, 2016, AUM totaled $70.1 billion, down slightly compared to the previous quarter. As of September 30, 2016, approximately 87% of alternative AUM was in funds with long-term investment structures.

During the quarter, Fortress’s AUM decreased primarily due to (i) $1.5 billion net client outflows for Logan Circle, (ii) $0.4 billion of capital distributions to investors, (iii) $0.2 billion of Liquid Hedge Fund redemptions, (iv) $0.1 billion in distributions to investors in redeeming capital accounts, and (v) a $0.1 billion net decrease in AUM of the Affiliated Manager and co-managed funds. These decreases to AUM were partially offset by (i) $1.5 billion of net market-driven valuation gains, (ii) $0.4 billion of equity and capital raised that was directly added to AUM, and (iii) a $0.3 billion increase in invested capital.

As of September 30, 2016, the Credit Funds and Private Equity Funds had $6.4 billion and $0.6 billion of uncalled capital, respectively, that will become AUM if called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.8 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of third quarter 2016 segment results and business highlights.

Credit:

•	DBSO LP net returns for the third quarter and YTD 2016 of 2.7% and 6.2%, respectively

•	FCO, FCO II, FCO III, FJOF and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 23.5%, 16.1%, 9.8%, 32.6% and 28.2%, respectively, through September 30, 2016

•	Recorded $103 million of gross incentive income in the quarter and a record $281 million of gross incentive income year-to-date through September 30, 2016

•	$955 million of gross embedded incentive income that has not yet been recognized in DE

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $68 million in the third quarter of 2016, up from $51 million in the third quarter of 2015. The year-over-year increase in DE was primarily driven by higher incentive income and management fees, partially offset by higher operating and profit sharing expenses.

The Credit Hedge Funds generated pre-tax DE of $36 million for the quarter, up from $13 million in the third quarter of 2015, primarily due to higher incentive income. Fortress’s flagship credit hedge fund, DBSO LP, had net returns of 2.7% for the quarter and annualized inception to date net returns of 10.7% as of September 30, 2016.

The Credit PE Funds generated pre-tax DE of $32 million in the quarter, down from $38 million in the third quarter of 2015, as higher management fees were offset by lower incentive income. Over the last twelve months, the Credit PE Funds have recognized $287 million of gross incentive income, while gross unrecognized Credit PE incentive income has increased $76 million year-over-year to $894 million as of September 30, 2016.

As of quarter end, the Credit business had $16.4 billion of incentive eligible NAV above incentive income thresholds, including $10.5 billion in the Credit PE Funds and $5.9 billion in the Credit Hedge Funds.

Private Equity and Permanent Capital Vehicles:

•	Total PE and PCV AUM up 5% quarter-over-quarter to $13.9 billion

•	PE Fund valuations increased 7.5% for the quarter

•	Raised $279 million of equity for New Residential that was directly added to AUM in the quarter

•	Gross unrecognized incentive income of $236 million at quarter end, including $210 million in the PE Funds

(See supplemental data on pages 17-18 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $27 million in the third quarter of 2016, including $14 million for the Permanent Capital Vehicles and $13 million for the Private Equity Funds, up from $24 million in the third quarter of 2015. The year-over-year increase was primarily driven by higher incentive income for the Permanent Capital Vehicles, partially offset by lower management fees for the Private Equity Funds.

During the quarter, the Permanent Capital Vehicles generated $10 million of incentive income, including contributions from New Residential Investment Corp. (NYSE: NRZ), Eurocastle Investment Limited (Euronext Amsterdam: ECT) and New Media Investment Group Inc. (NYSE: NEWM).

Private Equity Fund valuations increased 7.5% in the third quarter, primarily due to share price appreciation of our two largest public company holdings, OneMain Holdings, Inc. (NYSE: OMF) and Nationstar Mortgage Holdings Inc. (NYSE: NSM). Gross unrecognized PE fund incentive income totaled $210 million at quarter end, up from $26 million in the third quarter of 2015.

Incentive eligible NAV above incentive income thresholds totaled $5.9 billion at quarter end, including $4.0 billion for the Permanent Capital Vehicles and $1.9 billion for the PE Funds.

Liquid Hedge Funds:

•	Closed the Fortress Centaurus Global Funds during the quarter

•	Earnings from Affiliated Manager totaled $3 million in the quarter

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $5 million in the third quarter of 2016, down slightly compared to the third quarter of 2015. The year-over-year decrease was primarily due to lower management fees, partially offset by lower operating expenses and higher earnings from the Affiliated Manager.

During the quarter, Fortress closed the Centaurus Global Funds, which had $182 million in AUM as of June 30, 2016. The Centaurus Global Funds generated a pre-tax DE loss of $6 million in the quarter and a pre-tax DE loss of $14 million year-to-date through September 30, 2016.

The Liquid Hedge Funds had $4.5 billion of AUM at quarter end, including $4.2 billion related to the Affiliated Manager.

Logan Circle:

•	In the third quarter and first nine months of 2016, all 16 Logan Circle strategies generated positive net returns and outperformed their respective benchmarks

•	Strong investment performance contributed to $0.8 billion of market-driven valuation gains in the quarter

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded pre-tax DE of $2 million for the third quarter of 2016, up from breakeven pre-tax DE for the third quarter of 2015, primarily due to higher management fee revenue.

Logan Circle ended the quarter with $33.4 billion in AUM, down slightly compared to the previous quarter, primarily due to $1.5 billion of net outflows, partially offset by $0.8 billion of market-driven valuation gains.

For the quarter ended September 30, 2016, all 16 Logan Circle fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and eight were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of September 30, 2016, Fortress had cash and cash equivalents of $351 million and debt obligations of $183 million.

During the quarter, Fortress prepaid $77.8 million of principal that was originally due in November 2016, which represented approximately one half of the outstanding debt balance from a promissory note issued to a former principal in November 2015.

As of September 30, 2016, Fortress had approximately $1.0 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles and a total of $148 million in outstanding commitments to its funds. In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $475 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

PRINCIPALS’ EMPLOYMENT AGREEMENT AND PRINCIPAL COMPENSATION PLAN

Subsequent to quarter end, each of the Fortress Principals executed new employment agreements with the Company. These agreements create new five-year employment terms running from January 1, 2017 through December 31, 2021, and are on the same economic and other terms as the current employment agreements. The term of the Principals’ current employment agreements expires on December 31, 2016. The Fortress Board of Directors also approved certain amendments to the Principal Compensation Plan that (i) removes the vesting requirement for future issuances of equity under the plan, which means that any future equity payments to Principals will be made in the form of Class A shares rather than RSUs, and (ii) provides that all awards relating to 2017 and after will be based on 20% of fund management distributable earnings regardless of whether a Principal sponsors a fund or is the named Chief Investment Officer of the fund.

DIVIDEND

Fortress’s Board of Directors declared a cash dividend of $0.09 per dividend paying share. The dividend is payable on November 18, 2016 to Class A shareholders of record as of the close of business on November 14, 2016.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a supplemental metric used by management to measure Fortress’s operating performance. DE is a measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, November 3rd at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “90501237.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $70.1 billion in assets under management as of September 30, 2016. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,750 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements. Such differences or other changes to forward-looking statements could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in November 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0450
U.S. Dividend Income (3)	$0.0015
Income Not from U.S. Sources (4)	$0.0000
Return of Capital	$0.0435

Distribution Per Share	$0.0900

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Management fees: affiliates	$123,491	$134,414	$377,269	$413,057
Management fees: non-affiliates	14,455	15,400	42,066	45,657
Incentive income: affiliates	17,396	48,773	71,334	155,154
Incentive income: non-affiliates	31,000	439	40,862	735
Expense reimbursements: affiliates	54,602	59,988	166,041	168,544
Expense reimbursements: non-affiliates	1,258	2,757	4,064	9,573
Other revenues	18,943	2,248	23,832	6,476

Total Revenues	261,145	264,019	725,468	799,196

Expenses
Compensation and benefits	184,159	169,027	539,643	547,023
General, administrative and other	33,046	37,887	104,942	126,053
Depreciation and amortization	5,275	16,102	17,362	34,201
Interest expense	2,643	918	8,662	2,796
Transfer of interest in Graticule	—	—	—	101,000

Total Expenses	225,123	223,934	670,609	811,073

Other Income (Loss)
Gains (losses)	1,862	(39,888)	(22,077)	(15,114)
Tax receivable agreement liability adjustment	—	(390)	(2,699)	(7,890)
Earnings (losses) from equity method investees	27,467	(22,195)	(2,420)	(16,808)
Gain on transfer of Graticule	—	—	—	134,400

Total Other Income (Loss)	29,329	(62,473)	(27,196)	94,588

Income (Loss) Before Income Taxes	65,351	(22,388)	27,663	82,711
Income tax benefit (expense)	(7,008)	(3,584)	(11,863)	(16,784)

Net Income (Loss)	$58,343	$(25,972)	$15,800	$65,927

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	27,181	(11,727)	7,609	42,149
Redeemable Non-Controlling Interests in Income (Loss) of Consolidated Subsidiaries	—	—	—	(6)
Net Income (Loss) Attributable to Class A Shareholders	31,162	(14,245)	8,191	23,784

	$58,343	$(25,972)	$15,800	$65,927

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.14	$(0.07)	$0.03	$0.10

Net income (loss) per Class A share, diluted	$0.07	$(0.07)	$0.02	$0.09

Weighted average number of Class A shares outstanding, basic	216,913,032	216,439,077	218,160,131	216,138,405

Weighted average number of Class A shares outstanding, diluted	390,293,844	216,439,077	390,240,731	222,213,743

Fortress Investment Group LLC

Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2016 (Unaudited)	December 31, 2015
Assets
Cash and cash equivalents	$350,712	$339,842
Due from affiliates	189,461	273,811
Investments	918,526	1,055,789
Investments in options	42,554	30,427
Deferred tax asset, net	422,237	427,102
Other assets	134,425	148,310

Total Assets	$2,057,915	$2,275,281

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$260,212	$318,750
Due to affiliates	360,301	365,218
Deferred incentive income	388,874	332,329
Debt obligations payable	182,838	230,677
Other liabilities	107,603	86,503

Total Liabilities	1,299,828	1,333,477

Commitments and Contingencies

Redeemable Non-controlling Interests	—	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 216,839,627 and 216,790,409 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 169,207,335 and 169,514,478 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Paid-in capital	1,915,578	1,988,707
Retained earnings (accumulated deficit)	(1,420,079)	(1,415,113)
Accumulated other comprehensive income (loss)	(4,652)	(2,909)

Total Fortress shareholders’ equity	490,847	570,685
Principals’ and others’ interests in equity of consolidated subsidiaries	267,240	371,119

Total Equity	758,087	941,804

	$2,057,915	$2,275,281

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended September 30, 2016 and 2015

	Three Months Ended September 30, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - July 1, 2016	$70,195	$6,640	$6,644	$8,966	$9,243	$4,622	$34,080
Capital raised	120	—	—	—	120	—	—
Equity raised (Permanent Capital Vehicles)	279	—	279	—	—	—	—
Increase in invested capital	335	1	—	—	334	—	—
Redemptions	(209)	—	—	(1)	—	(208)	—
RCA distributions[8]	(141)	—	—	(141)	—	—	—
Return of capital distributions	(408)	(115)	(45)	—	(248)	—	—
Crystallized Incentive Income	(6)	—	—	(6)	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	(113)	—	—	(240)	—	127	—
Net Client Flows	(1,453)	—	—	—	—	—	(1,453)
Income (loss) and foreign exchange	1,532	545	(32)	226	34	—	759

AUM - Ending Balance	$70,131	$7,071	$6,846	$8,804	$9,483	$4,541	$33,386

Third-Party Capital Raised	$399	$—	$279	$—	$120	$—	$—

Segment Revenues
Management fees	$136	$21	$28	$39	$32	$1	$15
Incentive income	113	—	10	44	59	—	—

Total	249	21	38	83	91	1	15

Segment Expenses
Operating expenses	(104)	(8)	(17)	(25)	(34)	(7)	(13)
Profit sharing compensation expenses	(50)	—	(5)	(16)	(29)	—	—

Total	(154)	(8)	(22)	(41)	(63)	(7)	(13)

Earnings From Affiliated Manager	3	—	—	—	—	3	—

Fund Management DE (before Principal Performance Payments)	98	13	16	42	28	(3)	2

Principal Performance Payments	(10)	—	(2)	(8)	—	—	—

Fund Management DE	88	13	14	34	28	(3)	2

Investment Income	4	—	—	2	4	(2)	—
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$90	$13	$14	$36	$32	$(5)	$2

Pre-tax Distributable Earnings per Dividend Paying Share	$0.23

	Three Months Ended September 30, 2015
		Private Equity		Credit Funds			Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds	Liquid Hedge Funds
Assets Under Management
AUM - July 1, 2015	$71,967	$9,587	$6,948	$6,244	$8,247	$7,377	$33,564
Capital raised	201	—	—	—	153	48	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	641	11	—	25	605	—	—
Redemptions	(669)	—	—	(212)	—	(457)	—
RCA distributions[8]	(22)	—	—	(22)	—	—	—
Return of capital distributions	(862)	(134)	(11)	—	(617)	(100)	—
Crystallized Incentive Income	(2)	—	—	(2)	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	3,579	—	—	3,018	—	561	—
Net Client Flows	101	—	—	—	—	—	101
Income (loss) and foreign exchange	(604)	(269)	(41)	19	(32)	(62)	(219)

AUM - Ending Balance	$74,330	$9,195	$6,896	$9,070	$8,356	$7,367	$33,446

Third-Party Capital Raised	$204	$—	$—	$—	$156	$48	$—

Segment Revenues
Management fees	$151	$29	$27	$37	$29	$16	$13
Incentive income	70	—	(1)	1	70	—	—

Total	221	29	26	38	99	16	13

Segment Expenses
Operating expenses	(112)	(13)	(16)	(21)	(29)	(20)	(13)
Profit sharing compensation expenses	(37)	—	1	(1)	(36)	(1)	—

Total	(149)	(13)	(15)	(22)	(65)	(21)	(13)

Earnings From Affiliated Manager	2	—	—	—	—	2	—

Fund Management DE (before Principal Performance Payments)	74	16	11	16	34	(3)	—

Principal Performance Payments	(7)	—	(3)	(3)	(1)	—	—

Fund Management DE	67	16	8	13	33	(3)	—

Investment Income	4	—	—	—	5	(1)	—
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$69	$16	$8	$13	$38	$(4)	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.15

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Nine Months Ended September 30, 2016 and 2015

	Nine Months Ended September 30, 2016
		Private Equity		Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds	Liquid Hedge Funds	Logan Circle
Assets Under Management
AUM - January 1, 2016	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178
Capital raised	523	—	—	268	176	79	—
Equity raised (Permanent Capital Vehicles)	279	—	279	—	—	—	—
Increase in invested capital	765	19	—	66	680	—	—
Capital acquisitions	682	—	—	682	—	—	—
Redemptions	(532)	—	—	(65)	—	(467)	—
RCA distributions[9]	(314)	—	—	(314)	—	—	—
Return of capital distributions	(1,834)	(717)	(105)	(4)	(979)	(29)	—
Adjustment for capital reset	(650)	(650)	—	—	—	—	—
Crystallized Incentive Income	(63)	—	—	(63)	—	—	—
Equity buyback	(125)	—	(125)	—	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	(1,271)	—	—	(1,015)	—	(256)	—
Divested Businesses	(177)	—	—	—	—	(177)	—
Net Client Flows	(1,174)	—	—	—	—	—	(1,174)
Income (loss) and foreign exchange	3,521	(572)	(19)	450	298	(18)	3,382

AUM - Ending Balance	$70,131	$7,071	$6,846	$8,804	$9,483	$4,541	$33,386

Third-Party Capital Raised	$833	$—	$279	$299	$176	$79	$—

Segment Revenues
Management fees	$418	$73	$82	$113	$94	$13	$43
Incentive income	308	—	26	84	197	1	—

Total	726	73	108	197	291	14	43

Segment Expenses
Operating expenses	(319)	(28)	(54)	(80)	(95)	(23)	(39)
Profit sharing compensation expenses	(139)	—	(9)	(30)	(99)	(1)	—

Total	(458)	(28)	(63)	(110)	(194)	(24)	(39)

Earnings From Affiliated Manager	5	—	—	—	—	5	—

Fund Management DE (before Principal Performance Payments)	273	45	45	87	97	(5)	4

Principal Performance Payments	(24)	—	(6)	(14)	(4)	—	—

Fund Management DE	249	45	39	73	93	(5)	4

Investment Income	15	(1)	2	3	14	(4)	1
Unallocated Expenses	(9)

Pre-tax Distributable Earnings	$255	$44	$41	$76	$107	$(9)	$5

Pre-tax Distributable Earnings per Dividend Paying Share	$0.64

	Nine Months Ended September 30, 2015
		Private Equity		Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds	Liquid Hedge Funds	Logan Circle
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342
Capital raised	1,371	—	—	254	812	305	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	2,155	192	287	46	1,630	—	—
Redemptions	(1,829)	—	—	(264)	—	(1,565)	—
RCA distributions[9]	(288)	—	—	(288)	—	—	—
Return of capital distributions	(1,732)	(412)	(110)	(31)	(1,017)	(162)	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(118)	—	—	(118)	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	3,967	—	—	3,018	—	949	—
Net Client Flows	1,746	—	—	—	—	—	1,746
Income (loss) and foreign exchange	(746)	49	(121)	280	(24)	(288)	(642)

AUM - Ending Balance	$74,330	$9,195	$6,896	$9,070	$8,356	$7,367	$33,446

Third-Party Capital Raised	$8,777	$—	$2,441	$254	$5,777	$305	$—

Segment Revenues
Management fees	$434	$87	$69	$96	$86	$56	$40
Incentive income	304	—	76	74	154	—	—

Total	738	87	145	170	240	56	40

Segment Expenses
Operating expenses	(348)	(42)	(50)	(58)	(89)	(68)	(41)
Profit sharing compensation expenses	(121)	—	(8)	(31)	(80)	(2)	—

Total	(469)	(42)	(58)	(89)	(169)	(70)	(41)

Earnings From Affiliated Manager	10	—	—	—	—	10	—

Fund Management DE (before Principal Performance Payments)	279	45	87	81	71	(4)	(1)

Principal Performance Payments	(28)	—	(14)	(11)	(3)	—	—

Fund Management DE	251	45	73	70	68	(4)	(1)

Investment Income	14	—	1	1	9	3	—

Unallocated Expenses	(4)
Pre-tax Distributable Earnings	$261	$45	$74	$71	$77	$(1)	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.58

[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Fortress	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Private Equity Funds	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640	$7,071	$7,071
Permanent Capital Vehicles	4,622	6,948	6,896	6,816	6,816	6,773	6,644	6,846	6,846
Credit Hedge Funds[10]	6,271	6,244	9,070	8,799	8,799	9,336	8,966	8,804	8,804
Credit Private Equity Funds	7,563	8,247	8,356	9,308	9,308	9,353	9,243	9,483	9,483
Liquid Hedge Funds[11]	7,838	7,377	7,367	5,409	5,409	5,195	4,622	4,541	4,541
Logan Circle	33,416	33,564	33,446	31,178	31,178	32,801	34,080	33,386	33,386

AUM - Ending Balance	$69,889	$71,967	$74,330	$70,501	$70,501	$70,637	$70,195	$70,131	$70,131

Third-Party Capital Raised	$5,360	$3,213	$204	$215	$8,992	$348	$86	$399	$833

Segment Revenues
Management fees	$139	$144	$151	$148	$582	$141	$141	$136	$418
Incentive income	51	183	70	132	436	64	131	113	308

Total	190	327	221	280	1,018	205	272	249	726

Segment Expenses
Operating expenses	(115)	(121)	(112)	(105)	(453)	(109)	(106)	(104)	(319)
Profit sharing compensation expenses	(30)	(54)	(37)	(47)	(168)	(31)	(58)	(50)	(139)

Total	(145)	(175)	(149)	(152)	(621)	(140)	(164)	(154)	(458)
Earnings From Affiliated Manager	9	(1)	2	(1)	9	1	1	3	5

Fund Management DE (before Principal Performance Payments)	54	151	74	127	406	66	109	98	273

Principal Performance Payments	(3)	(18)	(7)	(14)	(42)	(3)	(11)	(10)	(24)

Fund Management DE	$51	$133	$67	$113	$364	$63	$98	$88	$249

Net Investment Income	4	4	2	17	27	1	3	2	6

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101	$90	$255

[10]	The Assets Under Management presented for Credit Hedge Funds includes $1,838 million related to co-managed funds as of 3Q 2016.
[11]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,240 million related to the Affiliated Manager as of 3Q 2016.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Main Funds[12]	$7,726	$7,128	$6,874	$6,530	$6,530	$4,907	$4,479	$4,980	$4,980
Coinvestment Funds[13]	1,994	1,902	1,785	1,729	1,729	1,552	1,463	1,412	1,412
MSR Opportunities Funds[14]	336	417	388	360	360	333	309	285	285
Italian NPL Opportunities Fund	19	20	20	225	225	231	225	228	228
Fortress Equity Partners	104	120	128	147	147	156	164	166	166

AUM - Ending Balance	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640	$7,071	$7,071

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$—	$—	$—

Segment Revenues
Management fees	$29	$29	$29	$29	$116	$26	$26	$21	$73
Incentive income	—	—	—	—	—	—	—	—	—

Total	29	29	29	29	116	26	26	21	73

Segment Expenses
Operating expenses	(14)	(15)	(13)	(3)	(45)	(10)	(10)	(8)	(28)
Profit sharing compensation expenses	—	—	—	1	1	—	—	—	—

Total	(14)	(15)	(13)	(2)	(44)	(10)	(10)	(8)	(28)

Fund Management DE (before Principal Performance Payments)	15	14	16	27	72	16	16	13	45

Principal Performance Payments	—	—	—	—	—	—	—	—	—

Fund Management DE	$15	$14	$16	$27	$72	$16	$16	$13	$45

Net Investment Income	—	—	—	—	—	(2)	1	—	(1)

Pre-tax Distributable Earnings	$15	$14	$16	$27	$72	$14	$17	$13	$44

[12]	Combined AUM for Fund III, Fund IV and Fund V. Effective January 1, 2016, Fortress no longer earns management fees from Fund III. Fund III has passed its contractual maturity date and is in the process of an orderly wind down.
[13]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FHIF and FECI. Effective January 1, 2016, Fortress no longer earns management fees from Fund III Coinvestment. Fund III Coinvestment has passed its contractual maturity date and is in the process of an orderly wind down.
[14]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Permanent Capital Vehicles	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Newcastle Investment Corp.	$680	$680	$680	$680	$680	$680	$680	$680	$680
New Residential Investment Corp.	1,367	2,725	2,689	2,689	2,689	2,689	2,689	2,948	2,948
Eurocastle Investment Limited	432	626	605	567	567	608	510	486	486
New Media Investment Group Inc.	637	637	637	637	637	637	637	637	637
New Senior Investment Group Inc.	813	1,089	1,089	1,076	1,076	1,024	1,024	1,024	1,024
Fortress Transportation and Infrastructure Investors LLC[15]	693	1,191	1,196	1,167	1,167	1,135	1,104	1,071	1,071

AUM - Ending Balance	$4,622	$6,948	$6,896	$6,816	$6,816	$6,773	$6,644	$6,846	$6,846

Third-Party Capital Raised	$150	$2,291	$—	$—	$2,441	$—	$—	$279	$279

Segment Revenues
Management fees	$19	$23	$27	$27	$96	$27	$27	$28	$82
Incentive income	3	74	(1)	30	106	2	14	10	26

Total	22	97	26	57	202	29	41	38	108

Segment Expenses
Operating expenses	(18)	(16)	(16)	(19)	(69)	(19)	(18)	(17)	(54)
Profit sharing compensation expenses	—	(9)	1	(3)	(11)	(1)	(3)	(5)	(9)

Total	(18)	(25)	(15)	(22)	(80)	(20)	(21)	(22)	(63)

Fund Management DE (before Principal Performance Payments)	4	72	11	35	122	9	20	16	45

Principal Performance Payments	—	(11)	(3)	(5)	(19)	(1)	(3)	(2)	(6)

Fund Management DE	$4	$61	$8	$30	$103	$8	$17	$14	$39

Net Investment Income	—	1	—	1	2	1	1	—	2

Pre-tax Distributable Earnings	$4	$62	$8	$31	$105	$9	$18	$14	$41

[15]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund formerly managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Credit Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Drawbridge Special Opportunities Funds[16]	$6,023	$6,021	$5,808	$5,756	$5,756	$5,816	$5,928	$6,019	$6,019
Third Party Originated Funds[17]	189	156	150	102	102	815	837	821	821
Japan Income Fund	59	67	94	88	88	116	123	125	125
Co-Managed Funds[18]	—	—	3,018	2,853	2,853	2,589	2,078	1,838	1,838

AUM - Ending Balance	$6,271	$6,244	$9,070	$8,799	$8,799	$9,336	$8,966	$8,804	$8,804

Third-Party Capital Raised	$175	$79	$—	$21	$275	$272	$27	$—	$299

Segment Revenues
Management fees	$30	$29	$37	$38	$134	$37	$37	$39	$113
Incentive income	23	50	1	11	85	7	33	44	84

Total	53	79	38	49	219	44	70	83	197

Segment Expenses
Operating expenses	(18)	(19)	(21)	(27)	(85)	(26)	(29)	(25)	(80)
Profit sharing compensation expenses	(12)	(18)	(1)	(5)	(36)	(3)	(11)	(16)	(30)

Total	(30)	(37)	(22)	(32)	(121)	(29)	(40)	(41)	(110)

Fund Management DE (before Principal Performance Payments)	23	42	16	17	98	15	30	42	87

Principal Performance Payments	(2)	(6)	(3)	(4)	(15)	(1)	(5)	(8)	(14)

Fund Management DE	$21	$36	$13	$13	$83	$14	$25	$34	$73

Net Investment Income	1	—	—	1	2	—	1	2	3

Pre-tax Distributable Earnings	$22	$36	$13	$14	$85	$14	$26	$36	$76

Net Returns[19]
Drawbridge Special Opportunities Fund LP	2.2%	2.3%	0.3%	0.9%	5.8%	0.6%	2.8%	2.7%	6.2%
Drawbridge Special Opportunities Fund Ltd	1.1%	0.4%	(0.8%)	0.0%	0.6%	(1.3%)	1.5%	3.1%	3.3%

[16]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP. Worden Fund II LP was closed in 1Q 2016.
[17]	Combined AUM for the third party originated JP Funds and third party originated Value Recovery Funds. Fortress began managing the JP Funds in 1Q 2016.
[18]	Combined AUM for the Mount Kellett investment funds and related accounts. In 3Q 2015, Fortress became co-manager of the Mount Kellett Funds.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Credit Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Long Dated Value Funds[20]	$352	$315	$315	$315	$315	$292	$203	$186	$186
Real Assets Funds	52	40	41	24	24	50	33	33	33
Fortress Credit Opportunities Funds[21]	6,029	6,802	6,796	6,848	6,848	6,894	6,765	7,031	7,031
Japan Opportunity Funds[22]	1,130	1,090	1,204	2,120	2,120	2,117	2,242	2,234	2,234

AUM - Ending Balance	$7,563	$8,247	$8,356	$9,308	$9,308	$9,353	$9,243	$9,483	$9,483

Third-Party Capital Raised	$4,949	$672	$156	$166	$5,943	$13	$43	$120	$176

Segment Revenues
Management fees	$27	$30	$29	$32	$118	$31	$31	$32	$94
Incentive income	24	60	70	90	244	53	85	59	197

Total	51	90	99	122	362	84	116	91	291
Segment Expenses
Operating expenses	(30)	(30)	(29)	(26)	(115)	(32)	(29)	(34)	(95)
Profit sharing compensation expenses	(14)	(30)	(36)	(41)	(121)	(26)	(44)	(29)	(99)

Total	(44)	(60)	(65)	(67)	(236)	(58)	(73)	(63)	(194)

Fund Management DE (before Principal Performance Payments)	7	30	34	55	126	26	43	28	97

Principal Performance Payments	(1)	(1)	(1)	(5)	(8)	(1)	(3)	—	(4)

Fund Management DE	$6	$29	$33	$50	$118	$25	$40	$28	$93

Net Investment Income	1	3	5	12	21	3	7	4	14

Pre-tax Distributable Earnings	$7	$32	$38	$62	$139	$28	$47	$32	$107

[20]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[21]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Global Opportunities Funds, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund. During 2Q 2016, Fortress stopped earning management fees from SIP managed account.
[22]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen), Japan Opportunity Fund III (Dollar) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended			Nine Months Ended September 30, 2016
Liquid Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016
Assets Under Management
Fortress Macro Funds[23]	$2,779	$2,326	$1,791	N/A	N/A	N/A	N/A	N/A	N/A
Drawbridge Global Macro Funds[24]	227	210	193	101	101	116	112	101	101
Fortress Convex Asia Funds[25]	226	220	208	134	134	176	N/A	N/A	N/A
Fortress Centaurus Global Funds[26]	64	191	222	204	204	206	182	N/A	N/A
Fortress Partners Funds[27]	541	534	497	474	474	228	215	199	199
Affiliated Manager[28]	4,001	3,896	4,456	4,496	4,496	4,469	4,113	4,240	4,240

AUM - Ending Balance	$7,838	$7,377	$7,367	$5,409	$5,409	$5,195	$4,622	$4,541	$4,541

Third-Party Capital Raised	$86	$171	$48	$28	$333	$63	$16	$—	$79

Segment Revenues
Management fees	$21	$19	$16	$8	$64	$6	$6	$1	$13
Incentive income	1	(1)	—	1	1	2	(1)	—	1

Total	22	18	16	9	65	8	5	1	14

Segment Expenses
Operating expenses	(21)	(27)	(20)	(16)	(84)	(9)	(7)	(7)	(23)
Profit sharing compensation expenses	(4)	3	(1)	1	(1)	(1)	—	—	(1)

Total	(25)	(24)	(21)	(15)	(85)	(10)	(7)	(7)	(24)

Earnings From Affiliated Manager	9	(1)	2	(1)	9	1	1	3	5

Fund Management DE (before Principal Performance Payments)	6	(7)	(3)	(7)	(11)	(1)	(1)	(3)	(5)

Principal Performance Payments	—	—	—	—	—	—	—	—	—

Fund Management DE	$6	$(7)	$(3)	$(7)	$(11)	$(1)	$(1)	$(3)	$(5)

Net Investment Income	3	1	(1)	5	8	3	(5)	(2)	(4)

Pre-tax Distributable Earnings	$9	$(6)	$(4)	$(2)	$(3)	$2	$(6)	$(5)	$(9)

Net Returns[29]
Fortress Macro Fund Ltd	(4.7%)	(6.3%)	(7.8%)	(0.0%)	(17.6%)	N/A	N/A	N/A	N/A
Drawbridge Global Macro Fund Ltd	(4.9%)	(6.5%)	(8.0%)	0.0%	(18.2%)	N/A	N/A	N/A	N/A
Fortress Convex Asia Fund Ltd	(0.6%)	(0.7%)	3.3%	(4.6%)	(2.8%)	1.5%	(1.2%)	N/A	0.3%
Fortress Centaurus Global Fund Ltd	3.9%	(4.1%)	(3.0%)	5.0%	1.4%	1.9%	(6.1%)	(3.5%)	(7.7%)
Fortress Partners Fund LP30	1.2%	(1.2%)	(4.9%)	(0.1%)	(5.0%)	N/A	N/A	N/A	N/A
Fortress Partners Offshore Fund LP30	0.3%	(2.5%)	(3.4%)	0.5%	(5.1%)	N/A	N/A	N/A	N/A

[23]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts. In 4Q 2015, Fortress closed the Fortress Macro Funds and related managed accounts.
[24]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[25]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd. In June 2016, Fortress transferred its interests as general partner and investment manager of the Fortress Convex Asia Funds to a third party.
[26]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd. In 3Q 2016, Fortress closed the Fortress Centaurus Global Funds.
[27]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[28]	In 1Q 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management and became an Affiliated Manager.
[29]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[30]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015	March 31, 2016	June 30, 2016	September 30, 2016	Nine Months Ended September 30, 2016
Assets Under Management
AUM - Ending Balance	$33,416	$33,564	$33,446	$31,178	$31,178	$32,801	$34,080	$33,386	$33,386

Net Client Flows	$589	$1,056	$101	$(1,867)	$(121)	$261	$18	$(1,453)	$(1,174)

Segment Revenues
Management fees	$13	$14	$13	$14	$54	$14	$14	$15	$43
Incentive income	—	—	—	—	—	—	—	—	—

Total	13	14	13	14	54	14	14	15	43

Segment Expenses
Operating expenses	(14)	(14)	(13)	(14)	(55)	(13)	(13)	(13)	(39)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—

Total	(14)	(14)	(13)	(14)	(55)	(13)	(13)	(13)	(39)

Fund Management DE	$(1)	$—	$—	$—	$(1)	$1	$1	$2	$4

Net Investment Income	—	—	—	(1)	(1)	—	1	—	1

Pre-tax Distributable Earnings	$(1)	$—	$—	$(1)	$(2)	$1	$2	$2	$5

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Full Year 2015	March 31, 2016	June 30, 2016	September 30, 2016	Nine Months Ended September 30, 2016
GAAP Net Income (Loss)	$87	$5	$(26)	$116	$182	$(16)	$(27)	$58	$16

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(52)	(2)	12	(62)	(104)	7	13	(28)	(8)
Redeemable non-controlling interests in Income (Loss)	—	—	—	—	—	—	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$35	$3	$(14)	$54	$78	$(9)	$(14)	$31	$8

Private Equity incentive income	3	19	21	(16)	27	23	73	8	104
Hedge Fund, PCV and Logan Circle incentive income	23	23	1	(47)	—	8	26	35	69
Incentive income received related to exercise of options	—	57	—	1	58	—	—	4	4
Reserve for clawback	—	—	—	—	—	—	—	—	—
Distributions of earnings from equity method investees	4	9	5	17	35	3	8	4	15
Losses (earnings) from equity method investees	(27)	33	23	17	46	24	8	(24)	8
Losses (gains) on options	(32)	9	27	2	6	2	(12)	(4)	(14)
Losses (gains) on other Investments	(1)	(5)	14	(1)	7	15	19	1	35
Impairment of investments	(3)	—	(1)	(2)	(6)	(2)	(1)	—	(3)
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	(2)	(2)
Gain on transfer of Graticule	(134)	—	—	—	(134)	—	—	—	—
Amortization of intangible assets and impairment of goodwill	—	—	—	1	1	1	—	1	2
Employee, Principal and director compensation	20	6	2	5	33	3	2	2	7
Adjust non-controlling interests related to Fortress Operating Group units	52	1	(12)	62	103	(8)	(12)	27	7
Tax receivable agreement liability reduction	—	8	—	(2)	6	3	—	—	3
Adjust income taxes and other tax related items	18	(5)	3	39	55	1	4	7	12
Adjust transfer of interest in Graticule	101	—	—	—	101	—	—	—	—

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101	$90	$255

Investment Loss (income)	(5)	(4)	(3)	(19)	(31)	(4)	(6)	(4)	(14)
Interest Expense	1	—	1	2	4	3	3	2	8

Fund Management DE	$51	$133	$67	$113	$364	$63	$98	$88	$249

GAAP Revenues	$227	$308	$264	$415	$1,214	$232	$232	$261	$725

Adjust management fees	(1)	1	—	—	—	1	—	—	1
Adjust incentive income	27	100	22	(59)	90	31	100	65	196
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	(2)	(2)
Other revenues	(59)	(61)	(65)	(76)	(261)	(59)	(60)	(75)	(194)

Segment Revenues	$190	$327	$221	$280	$1,018	$205	$272	$249	$726

GAAP Expenses	$329	$258	$224	$242	$1,053	$207	$238	$226	$671

Adjust interest expense	(1)	—	(1)	(2)	(4)	(3)	(3)	(2)	(8)
Adjust employee, Principal and director compensation	(18)	(2)	(1)	(5)	(26)	(2)	(1)	(1)	(4)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	(1)	(1)	(1)	—	(1)	(2)
Adjust expense reimbursements from affiliates and non-affiliates	(59)	(61)	(64)	(68)	(252)	(57)	(58)	(58)	(173)
Adjust Principal Performance Payments	(5)	(20)	(9)	(14)	(48)	(4)	(12)	(10)	(26)
Adjust transfer of interest in Graticule	(101)	—	—	—	(101)	—	—	—	—

Segment Expenses	$145	$175	$149	$152	$621	$140	$164	$154	$458

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Fortress’s management uses distributable earnings:

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets;

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees; and

•	to assist in evaluating its periodic distributions to equity holders.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,913,032	216,439,077	218,160,131	216,138,405

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(303,762)	(737,423)	(755,599)	(3,871,624)
Weighted average restricted Class A shares	(886,867)	(716,942)	(822,628)	(778,913)

Weighted Average Class A Shares Outstanding	215,722,403	214,984,712	216,581,904	211,487,868

Weighted average restricted Class A shares[31]	886,867	716,942	822,628	778,913
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	303,762	737,423	755,599	3,871,624
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	8,063,715	10,825,209	7,982,073	10,119,674
Weighted average Fortress Operating Group units	169,437,692	226,331,513	169,488,696	226,331,513

Weighted Average Class A Shares Outstanding (Used for DEPS)	394,414,439	453,595,799	395,630,900	452,589,592

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	9,197,150	12,477,524	9,099,458	12,535,142

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	403,611,589	466,073,323	404,730,358	465,124,734

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[31]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of September 30, 2016		As of December 31, 2015
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$350,712	$350,712	$339,842	$339,842
Investments	918,526	918,526	1,055,789	1,055,789
Investments in options[32]	42,554	—	30,427	—
Due from Affiliates	189,461	—	273,811	—
Deferred Tax Asset, net	422,237	—	427,102	—
Other Assets	134,425	—	148,310	—

Total Assets	2,057,915	1,269,238	2,275,281	1,395,631

Debt Obligations Payable	$182,838	$182,838	$230,677	$230,677
Accrued Compensation and Benefits	260,212	—	318,750	—
Due to Affiliates	360,301	—	365,218	—
Deferred Incentive Income	388,874	—	332,329	—
Other Liabilities	107,603	—	86,503	—

Total Liabilities	1,299,828	182,838	1,333,477	230,677

Net	$758,087	$1,086,400	$941,804	$1,164,954

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	215,953	215,953	216,061	216,061
Restricted Class A Shares	887	887	729	729
Fortress Operating Group Units	169,207	169,207	169,515	169,515
Fully Vested Class A Shares - Dividend Paying	—	359	—	1,361
Unvested Class A Shares - Dividend Paying	—	8,064	—	9,175

Shares Outstanding	386,047	394,470	386,305	396,841

Per Share	$1.96	$2.75	$2.44	$2.94

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[32]	The intrinsic value of options in equity method investees totaled $26 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their September 30, 2016 closing price and differs from the fair value derived from option pricing models included in the table above.